Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169972 and No. 333-173914) of Art's-Way Manufacturing Co., Inc. of our report dated February 2, 2017, related to the consolidated financial statements for the years ended November 30, 2016 and 2015, which appears in Art's-Way Manufacturing Co., Inc.’s annual report on Form 10-K for the fiscal year ended November 30, 2016.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

February 2, 2017